CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2006
with Report of Independent Registered Public Accounting Firm

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements

                                December 31, 2006

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial
Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31,
2006 and 2005, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December
31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at
December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31,
2006 in conformity with U.S. generally accepted accounting principles.

                                        /s/ Ernst & Young LLP

New York, New York
February 2, 2007

                    A Member Practice of Ernst & Young Global

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)

                                                                         DECEMBER 31,   DECEMBER 31,
                                                                             2006           2005
                                                                         ------------   ------------

ASSETS
Fixed maturity securities, available for sale, at fair value
   (amortized cost of $3,627,344 in 2006 and $3,277,291 in 2005)          $3,627,007     $3,258,738
Variable interest entity fixed maturity securities, held to maturity
   at amortized cost                                                         750,000             --
Short-term investments                                                       211,726        159,334
                                                                          ----------     ----------
Total investments                                                          4,588,733      3,418,072
Cash and cash equivalents                                                     29,963         45,077
Accrued investment income                                                     49,843         42,576
Reinsurance recoverable on losses                                              1,485          3,271
Prepaid reinsurance premiums                                                 156,708        110,636
Policy acquisition costs deferred, net                                        93,170         63,330
Receivable from related parties                                                2,483          9,539
Property and equipment, net of accumulated depreciation of $2,107 in
   2006 and $885 in 2005                                                       2,617          3,092
Prepaid expenses and other assets                                             17,589         10,354
Foreign deferred tax asset                                                     3,491          3,500
Current income tax receivable                                                     --          2,158
                                                                          ----------     ----------
Total assets                                                              $4,946,082     $3,711,605
                                                                          ==========     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                                      $1,347,592     $1,201,163
   Losses and loss adjustment expense reserves                                40,299         54,812
   Ceded reinsurance balances payable                                          7,524          1,615
   Accounts payable and accrued expenses and other liabilities                43,405         36,359
   Capital lease obligations                                                   2,941          4,262
   Payable for securities purchased                                           10,770             --
   Variable interest entity floating rate notes                              750,000             --
   Accrued interest expense - variable interest entity                         1,298             --
   Current income taxes payable                                               17,520             --
   Deferred income taxes                                                      76,551         45,963
   Dividends payable                                                          10,000             --
                                                                          ----------     ----------
Total liabilities                                                          2,307,900      1,344,174
                                                                          ----------     ----------
Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares authorized,
      issued and outstanding                                                  15,000         15,000
   Additional paid-in capital                                              1,901,799      1,894,983
   Accumulated other comprehensive income (loss), net of tax                   6,500        (13,597)
   Retained earnings                                                         714,883        471,045
                                                                          ----------     ----------
Total stockholder's equity                                                 2,638,182     $2,367,431
                                                                          ----------     ----------
Total liabilities and stockholder's equity                                $4,946,082     $3,711,605
                                                                          ==========     ==========

See accompanying notes to consolidated financial statements.

                                                                               2

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)

                                                               YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                  2006           2005           2004
                                                              ------------   ------------   ------------

Revenues:
   Gross direct and assumed premiums written                   $ 441,231      $ 410,202      $ 323,575
   Reassumed ceded premiums                                           --             --          4,959
   Ceded premiums written                                        (74,417)       (29,148)       (14,656)
                                                               ---------      ---------      ---------
   Net premiums written                                          366,814        381,054        313,878
   Change in net unearned premiums                              (100,357)      (156,485)      (138,929)
                                                               ---------      ---------      ---------
Net premiums earned                                              266,457        224,569        174,949
Net investment income                                            138,475        117,072         97,709
Interest income - investments held by variable interest
   entity                                                         35,893             --             --
Net realized gains                                                   274            101            559
Net realized and unrealized gains (losses) on credit
   derivative contracts                                              507           (167)            --
Other income                                                       1,815            762            736
                                                               ---------      ---------      ---------
Total revenues                                                   443,421        342,337        273,953
Expenses:
   Loss and loss adjustment expenses                              (8,700)        18,506          5,922
   Underwriting and other operating expenses                      91,614         82,064         73,426
   Policy acquisition costs deferred, net                        (39,728)       (38,069)       (32,952)
   Amortization of policy acquisition costs deferred              11,486          8,302          2,038
   Interest expense - debt held by variable interest entity       35,893             --             --
                                                               ---------      ---------      ---------
Total expenses                                                    90,565         70,803         48,434
                                                               ---------      ---------      ---------
Income before income tax expense                                 352,856        271,534        225,519
Income tax expense:
   Current                                                        67,895         32,370         42,510
   Deferred                                                       21,123         32,738         12,923
                                                               ---------      ---------      ---------
Total income tax expense                                          89,018         65,108         55,433
                                                               ---------      ---------      ---------
Net income                                                     $ 263,838      $ 206,426      $ 170,086
                                                               =========      =========      =========

See accompanying notes to consolidated financial statements.

                                                                               3

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                             ACCUMULATED OTHER
                                                                ADDITIONAL     COMPREHENSIVE
                                                      COMMON      PAID-IN      (LOSS) INCOME,    RETAINED
                                                       STOCK      CAPITAL        NET OF TAX      EARNINGS      TOTAL
                                                     --------   ----------   -----------------   --------   ----------

Balance at January 1, 2004                             15,000    1,857,772          2,059          94,533    1,969,364
Net income                                                 --           --             --         170,086      170,086
Other comprehensive income:
   Change in fixed maturity securities available
      for sale, net of tax                                 --           --          9,340              --        9,340
   Change in foreign currency translation
      adjustment, net of tax                               --           --          4,086              --        4,086
                                                                                                            ----------
Total comprehensive income                                                                                     183,512
Capital contribution                                       --       25,000             --              --       25,000
                                                     --------   ----------       --------        --------   ----------
Balance at December 31, 2004                           15,000    1,882,772         15,485         264,619    2,177,876
Net income                                                 --           --             --         206,426      206,426
Other comprehensive income:
   Change in fixed maturity securities available
      for sale, net of tax                                 --           --        (23,550)             --      (23,550)
   Change in foreign currency translation
      adjustment, net of tax                               --           --         (5,532)             --       (5,532)
                                                                                                            ----------
Total comprehensive income                                                                                     177,344
Capital contribution                                       --       12,211             --              --       12,211
                                                     --------   ----------       --------        --------   ----------
Balance at December 31, 2005                           15,000    1,894,983        (13,597)        471,045    2,367,431
Net Income                                                 --           --             --         263,838      263,838
Other comprehensive income:
   Change in fixed maturity securities available
      for sale, net of tax                                 --           --         11,901              --       11,901
   Change in foreign currency translation
      adjustment, net of tax                               --           --          8,196              --        8,196
                                                                                                            ----------
Total comprehensive income                                 --           --             --              --      283,935
Dividends declared to FGIC Corp.                           --           --             --         (20,000)     (20,000)
Amortization of stock options and restricted stock         --        6,816             --              --        6,816
                                                     --------   ----------       --------        --------   ----------
Balance at December 31, 2006                         $ 15,000   $1,901,799       $  6,500        $714,883   $2,638,182
                                                     ========   ==========       ========        ========   ==========

See accompanying notes to consolidated financial statements.

                                                                               4

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                            YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                               2006           2005           2004
                                                           ------------   ------------   ------------

OPERATING ACTIVITIES
Net income                                                 $   263,838     $ 206,426      $ 170,086
Adjustments to reconcile net income to net cash provided
   by operating activities:
      Amortization of policy acquisition costs deferred         11,486         8,574          2,038
      Policy acquisition costs deferred                        (39,728)      (38,069)       (32,952)
      Depreciation of property and equipment                     1,222           721            164
      Amortization of fixed maturity securities                 33,774        31,504         37,013
      Amortization of short-term investments                       131           481             29
      Net realized gains on investments                           (274)         (101)          (559)
      Stock compensation expense                                 6,816            --             --
      Change in accrued investment income, prepaid
         expenses, foreign deferred tax asset, and other
         assets, net                                           (14,725)       (8,504)        (5,545)
      Change in realized and unrealized gains on credit
         derivative contracts                                    1,336           167             --
      Change in current income taxes receivable                     --            --            126
      Change in reinsurance recoverable on losses                1,786          (217)         5,011
      Change in prepaid reinsurance premiums                   (46,072)       (1,344)        14,476
      Change in other reinsurance receivables                       --            --          5,295
      Change in receivable from related parties                  7,056        (8,737)         8,957
      Change in unearned premiums                              147,589       157,829        124,452
      Change in loss and loss adjustment expenses              (14,513)       15,631         (1,286)
      Change in ceded reinsurance balances payable and
         accounts payable and accrued expenses and other
         liabilities                                            10,529         8,923          7,348
      Change in current income taxes payable                    19,678        (6,559)         4,401
      Change in accrued interest expense - variable
         interest entity                                         1,298            --             --
      Change in deferred federal income taxes                   20,878        19,252         12,923
                                                           -----------     ---------      ---------
Net cash provided by operating activities                      412,105       385,977        351,977
                                                           -----------     ---------      ---------
INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities              198,186       122,638        284,227
Purchases of fixed maturity securities                        (576,386)     (520,089)      (546,028)
Purchases, sales and maturities of short-term
   investments, net                                            (52,126)      (19,342)      (126,125)
Receivable for securities sold                                      --           (20)           170
Payable for securities purchased                                10,770        (5,715)         5,715
Purchase of fixed assets                                          (477)       (1,405)        (2,572)
Purchase of investments held by variable interest entity      (750,000)           --             --
                                                           -----------     ---------      ---------
Net cash used in investing activities                       (1,170,033)     (423,933)      (384,613)
                                                           -----------     ---------      ---------
FINANCING ACTIVITIES
Proceeds from issuance of debt held by variable interest
   entity                                                      750,000            --             --
Capital contribution                                                --        12,211         25,000
Dividends paid                                                 (10,000)           --             --
                                                           -----------     ---------      ---------
Net cash provided by financing activities                      740,000        12,211         25,000
                                                           -----------     ---------      ---------
Effect of exchange rate changes on cash                          2,814         1,530         (1,717)
                                                           -----------     ---------      ---------
Net decrease in cash and cash equivalents                      (15,114)      (24,215)        (9,353)
Cash and cash equivalents at beginning of period                45,077        69,292         78,645
                                                           -----------     ---------      ---------
Cash and cash equivalents at end of period                 $    29,963     $  45,077      $  69,292
                                                           ===========     =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid                                          $    47,507     $  49,613      $  40,890
Interest paid - debt held by variable interest entity      $    34,595            --             --

See accompanying notes to consolidated financial statements.

                                                                               5

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company" or "FGIC") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company's financial strength is rated "Aaa"
by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services,
a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc.
The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin
Islands, and, through a branch, the United Kingdom. In addition, a United
Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

On December 18, 2003, an investor group consisting primarily of The PMI Group,
Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P.
("CIVC") (collectively, the "Investor Group") completed the acquisition of FGIC
Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital")
in a transaction valued at approximately $2,200,000 (the "Transaction"). An affiliate of GE Capital owns 2,346 shares, or 100%, of FGIC Corp.'s Senior
Participating Mandatorily Convertible Modified Preferred Stock ("Senior
Preferred Shares"), with an aggregate liquidation preference of $287,255 as of
December 31, 2006, and approximately 5% of FGIC Corp.'s outstanding common stock.

PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2006 and 2005. Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at
December 31, 2006 and 2005.

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest.
All significant intercompany balances have been eliminated.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2005
and 2004 amounts have been reclassified to conform to the 2006 presentation.

                                                                               6

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are as follows:

A. INVESTMENTS

All the Company's fixed maturity securities are classified as available for sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss)
income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at fair value, which approximates cost.

Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

B. CASH AND CASH EQUIVALENTS

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

C. PREMIUM REVENUE RECOGNITION

Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note
6).

Gross direct and assumed premiums written for the years ended December 31, 2006,
2005, and 2004 include $15,989, $965, and $0, respectively, of assumed premiums written.

                                                                               7

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the
Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on refundings were $41,836, $54,795, and
$42,695 for the years ended December 31, 2006, 2005, and 2004, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

D. POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

E. LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall.

                                                                               8

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.

The reserves for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of potential losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. Adjustments of estimates made in prior years may result in additional loss and loss adjustment expenses or a reduction of loss and loss adjustment expenses in the period an adjustment is made.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.

F. INCOME TAXES

Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which a change occurs.

G. PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years.
Maintenance and repairs are charged to expense as incurred.

                                                                               9

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H. FOREIGN CURRENCY TRANSLATION

The Company has an established foreign branch and three subsidiaries in the
United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2006 and 2005, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at December 31, 2006 and 2005 was
$6,750 and $(1,446), respectively, net of tax (expense) benefit of ($3,580) and
$723, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders' equity.

I. STOCK COMPENSATION PLAN

FGIC Corp. has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date. Prior to January
1, 2006, the Company accounted for grants under this plan under the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No.
25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123,
Accounting for Stock-Based Compensation.

                                                                              10

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment ("SFAS No. 123 (R)), using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of,
January 1, 2006, based on the grant date fair value estimated in accordance with
SFAS No. 123(R). The Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model.
Results for prior periods have not been restated.

J. VARIABLE INTEREST ENTITIES

Financial Interpretation No.46-R, Consolidation of Variable Interest Entities
("FIN 46-R"), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest
Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

                                                                              11

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE.
All other entities not considered VIEs are evaluated for consolidation under
SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R other than as disclosed in Note 10.

K. DERIVATIVE INSTRUMENTS

Under SFAS No. 133, Accounting for Derivative Instruments and Hedging
Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative
Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

The Company provides credit default swaps ("CDSs") to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers
CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes.
These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred.

                                                                              12

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L. NEW ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (the "FASB") issued FASB
Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), an
interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with earlier application encouraged if financial statements, including interim financial statements, have not been issued for the period of adoption. The Company has not elected early application, and the interpretation is not expected to have a material impact on the Company's operating results or financial condition.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid
Financial Instruments. SFAS No. 155 amends SFAS No. 133, and SFAS No. 140,
Accounting for Transfers and Servicing of Financial Assets and Extinguishment of
Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue
No. D1, Application of Statement 133 to Beneficial Interests in Securitized
Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address the accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company will adopt
SFAS No. 155 on January 1, 2007 and is currently evaluating the implications of
SFAS No. 155 on its financial statements. The adoption of SFAS No. 155 is not expected to have a material impact on the Company's operating results or financial condition.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS
No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company's financial statements.

                                                                              13

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

M. REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The FASB is drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry.
Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance
Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's pronouncement may have on the Company's accounting practices.

4. STATUTORY ACCOUNTING PRACTICES

Statutory-basis surplus of the Company at December 31, 2006 and 2005 was
$1,130,779 and $1,162,904, respectively. Statutory-basis net income for the years ended December 31, 2006, 2005 and 2004 was $220,519, $192,009 and
$144,100, respectively. The Company's statutory contingency reserves were
$1,274,274 and $1,035,397 as of December 31, 2006 and 2005.

                                                                              14

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS

The amortized cost and fair values of investments classified as fixed maturity securities are as follows:

                                                         GROSS        GROSS
                                          AMORTIZED   UNREALIZED   UNREALIZED
                                            COST         GAINS       LOSSES     FAIR VALUE
                                         ----------   ----------   ----------   ----------

AT DECEMBER 31, 2006
AVAILABLE FOR SALE:
Obligations of states and political
   subdivisions                          $3,117,989     $27,105      $20,879    $3,124,215
Asset- and mortgage-backed securities       275,647         814        3,574       272,887
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                 90,978         528        1,655        89,851
Corporate bonds                              87,805          85        1,776        86,114
Debt securities issued by foreign
   governments                               41,426          15          245        41,196
Preferred stock                              13,499          --          755        12,744
                                         ----------     -------      -------    ----------
Total fixed maturity securities           3,627,344      28,547       28,884     3,627,007
Short-term investments                      211,749          --           23       211,726
HELD TO MATURITY:
Variable interest entity fixed
   maturity securities                      750,000          --           --       750,000
                                         ----------     -------      -------    ----------
Total investments                        $4,589,093     $28,547      $28,907    $4,588,733
                                         ==========     =======      =======    ==========

                                                         GROSS        GROSS
                                          AMORTIZED   UNREALIZED   UNREALIZED
                                            COST         GAINS       LOSSES     FAIR VALUE
                                         ----------   ----------   ----------   ----------

AT DECEMBER 31, 2005
Obligations of states and political
   subdivisions                          $2,777,807     $12,718      $26,410    $2,764,115
Asset- and mortgage-backed securities       209,148         135        3,490       205,793
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                148,785       1,387        2,036       148,136
Corporate bonds                              91,422         501        1,486        90,437
Debt securities issued by foreign
   governments                               30,930         345            5        31,270
Preferred stock                              19,199         427          639        18,987
                                         ----------     -------      -------    ----------
Total fixed maturity securities           3,277,291      15,513       34,066     3,258,738
Short-term investments                      159,334          --           --       159,334
                                         ----------     -------      -------    ----------
Total investments                        $3,436,625     $15,513      $34,066    $3,418,072
                                         ==========     =======      =======    ==========

                                                                              15

             Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS (CONTINUED)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:

                                         LESS THAN 12 MONTHS                    12 MONTHS OR MORE
                                 ----------------------------------   ------------------------------------
                                   FAIR     UNREALIZED      NO. OF        FAIR     UNREALIZED     NO. OF
                                   VALUE      LOSSES     SECURITIES      VALUE       LOSSES     SECURITIES
                                 --------   ----------   ----------   ----------   ----------   ----------

Obligations of states and
   political subdivisions        $582,407     $1,971         173      $1,173,894     $18,908      263
Asset- and mortgage-backed
   securities                      54,862        365          13         149,103       3,209       40
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                        11,988         78           5          53,238       1,578       10
Other                              54,123        542          73          62,892       1,478       50
Preferred stock                        --         --          --          12,742         756        1
                                 --------     ------         ---      ----------     -------      ---
Total temporarily impaired
   securities                    $703,380     $2,956         264      $1,451,869     $25,929      364
                                 ========     ======         ===      ==========     =======      ===

                                                   TOTAL
                                 ------------------------------------
                                    FAIR      UNREALIZED      NO. OF
                                    VALUE       LOSSES     SECURITIES
                                 ----------   ----------   ----------

Obligations of states and
   political subdivisions        $1,756,301     $20,879       436
Asset- and mortgage-backed
   securities                       203,965       3,574        53
U.S. Treasury securities and
   obligations of U.S.
   government corporations and
   agencies                          65,226       1,656        15
Other                               117,015       2,020       123
Preferred stock                      12,742         756         1
                                 ----------     -------       ---
Total temporarily impaired
   securities                    $2,155,249     $28,885       628
                                 ==========     =======       ===

The unrealized losses in the Company's investments were caused by interest rate increases. The Company has evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value above amortized cost, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2006.

Investments in fixed maturity securities carried at fair value of $4,456 and
$4,625 as of December 31, 2006 and 2005, respectively, were on deposit with various regulatory authorities, as required by law.

The amortized cost and fair values of investments in fixed maturity securities available for sale at December 31, 2006 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                                          AMORTIZED      FAIR
                                            COST        VALUE
                                         ----------   ----------
Due within one year                      $   72,446   $   72,036
Due after one year through five years       746,986      734,423
Due after five years through ten years    1,496,067    1,490,829
Due after ten years                       1,311,845    1,329,719
                                         ----------   ----------
Total                                    $3,627,344   $3,627,007
                                         ==========   ==========

                                                                              16

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS (CONTINUED)

For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of fixed maturity securities, available for sale, were $20,781, $31,380 and
$178,030, respectively. For the years ended December 31, 2006, 2005 and 2004, gross gains of $382, $185 and $1,859 respectively, and gross losses of $108, $84 and $1,300, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

                                                               YEAR ENDED DECEMBER 31,
                                                          --------------------------------
                                                             2006        2005       2004
                                                          ---------   ---------   --------

Income from fixed maturity securities                     $ 130,498   $ 112,616   $ 97,720
Income from short-term investments                           10,556       6,801      1,450
                                                          ---------   ---------   --------
Total investment income                                     141,054     119,417     99,170
Investment expenses                                          (2,579)     (2,345)    (1,461)
                                                          ---------   ---------   --------
Net investment income                                       138,475     117,072     97,709
Interest income - investments held by variable interest
   entity                                                    35,893          --         --
                                                          ---------   ---------   --------
                                                          $ 174,368     117,072     97,709
                                                          =========   =========   ========

As of December 31, 2006, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                        FAIR VALUE
                        ----------
New York                $  325,042
Texas                      281,781
Florida                    223,742
New Jersey                 191,543
Illinois                   186,600
California                 180,295
Massachusetts              155,202
Michigan                   128,268
                         1,672,473
All other states         1,389,883
All other investments      776,377
                        ----------
Total investments       $3,838,733
                        ==========

                                                                              17

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

6. DERIVATIVE INSTRUMENTS

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as "Net realized and unrealized gains (losses) on credit derivative contracts" on the Consolidated
Statements of Income. The Company recorded revenue under CDS agreements of
$17,095, $3,036 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the Company has recorded no losses and loss adjustments expenses related to CDS agreements.

The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model. As of December 31, 2006 and 2005, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                             2006     2005
                                                           -------   -----
   Change in unrealized gains                              $ 2,887   $ 545
   Change in unrealized losses                              (4,223)   (712)
   Realized gains                                            1,843      --
   Realized losses                                              --      --
                                                           -------   -----
Net realized and unrealized gains (losses) on credit
   derivative contracts                                    $   507   $(167)
                                                           =======   =====

The mark-to-market gain and (loss) on the CDS portfolio were $314 and ($1,817)
at December 31, 2006, and $545 and ($712) at December 31, 2005, and were recorded in "Other assets" and in "Other liabilities," respectively.

                                                                              18

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7. INCOME TAXES

The Company files a consolidated federal income tax return with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the Company's Board of Directors and the New
York State Insurance Department, and is based upon separate return calculations.

The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases
U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. The Company did not purchase any tax and loss bonds in the year ended December 31, 2006. For the years ended
December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds.

The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the provision for foreign and domestic income taxes:

                                             YEAR ENDED DECEMBER 31,
                                         ------------------------------
                                           2006       2005       2004
                                         --------   --------   --------
Income taxes computed on income
   before provision for federal income
   taxes, at the statutory income tax
   rate                                  $123,500   $ 95,037   $ 78,932
State and local income taxes, net of
   Federal income taxes                       756        453        479
Tax effect of:
   Tax-exempt interest                    (35,646)   (31,072)   (28,015)
   Other, net                                 408        690      4,037
                                         --------   --------   --------
Provision for income taxes               $ 89,018   $ 65,108   $ 55,433
                                         ========   ========   ========

Following are the foreign and domestic components of provision of income taxes:

                YEAR ENDED DECEMBER 31,
              ---------------------------
                2006      2005      2004
              -------   -------   -------
Foreign
   Current    $  (383)  $ 2,409   $  (983)
   Deferred      (752)   (3,038)       --
 Domestic
   Current     68,278    29,961    43,492
   Deferred    21,875    35,776    12,924
              -------   -------   -------
Total         $89,018   $65,108   $55,433
              =======   =======   =======

                                                                              19

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2006 and 2005 are presented below:

                                                     2006      2005
                                                   --------   -------
Deferred tax assets:
   Tax and loss bonds                              $ 24,375   $24,375
   Loss and loss adjustment expense reserves          3,717     6,180
   AMT credit carryforward                               --     7,140
   Property and equipment                               125        83
   Deferred compensation                              5,222     1,483
   Capital lease                                      2,591     2,483
   Net operating loss on foreign subsidiaries         4,228     2,948
   Other                                                586       266
                                                   --------   -------
Total gross deferred tax assets                      40,844    44,958
                                                   --------   -------

Deferred tax liabilities:
   Contingency reserves                              42,656    42,656
   Unrealized gains on fixed maturity securities
      available for sale                             15,734    12,883
   Deferred acquisition costs                        26,558    19,639
   Premium revenue recognition                       22,915    10,359
   Profit commission                                  1,444     1,435
   Unrealized gains on foreign currency               3,581       194
   Other                                              1,016       255
                                                   --------   -------
Total gross deferred tax liabilities                113,904    87,421
                                                   --------   -------
Net deferred tax liability                         $ 73,060   $42,463
                                                   ========   =======

As of December 31, 2006 and 2005, there were gross foreign deferred tax assets of $4,359 and $3,677, respectively, and gross foreign deferred tax liabilities of $868 and $177, respectively. The net operating losses on foreign subsidiaries of $14,094 as of December 31, 2006 were generated by FGIC's United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and, therefore, has not established a valuation allowance at December 31, 2006 and 2005.

                                                                              20

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7. INCOME TAXES (CONTINUED)

The Company's consolidated income tax return for the year ended December 31,
2004 is currently under examination by tax authorities. In the opinion of management, adequate provision has been made for any additional taxes that may become due as a result of current or future examinations by tax authorities.

8. REINSURANCE

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. In 2005 and 2006, the Company arranged reinsurance primarily on a facultative (transaction-by-transaction) basis.
During 2006, the Company began arranging reinsurance on a proportional share basis, as well.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In 2004, some of the Company's reinsurers were downgraded by the rating agencies, reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. In connection with such a downgrade, the Company reassumed $4,959 of ceded premiums for the year ended December 31,
2004.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $102,370 at
December 31, 2006, and can be drawn on in the event of default by the reinsurer.

                                                                              21

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

8. REINSURANCE (CONTINUED)

Reinsurance decreased the following balances recorded in the consolidated statements of income as follows:

                                      YEAR ENDED DECEMBER 31,
                                    ---------------------------
                                      2006      2005      2004
                                    -------   -------   -------
Net premiums earned                 $28,324   $25,921   $24,173
Loss and loss adjustment expenses     1,722       217     4,759

9. LOSS AND LOSS ADJUSTMENT RESERVES

Activity in the reserves for loss and loss adjustment expenses is summarized as follows:

                                    YEAR ENDED DECEMBER 31,
                                 ---------------------------
                                   2006      2005      2004
                                 -------   -------   -------
Case reserves                    $33,328   $15,700   $18,900
Watchlist reserves                21,484    23,481    21,567
                                 -------   -------   -------
Balance at beginning of period    54,812    39,181    40,467
Less reinsurance recoverable      (3,271)   (3,054)   (8,065)
                                 -------   -------   -------
Net balance                       51,541    36,127    32,402
                                 -------   -------   -------
Incurred related to:
   Current period                     --    23,985    11,756
   Prior periods                  (8,700)   (5,479)   (5,834)
                                 -------   -------   -------
Total incurred                    (8,700)   18,506     5,922
                                 -------   -------   -------
Paid related to:
   Current period                     --    (1,993)       --
   Prior periods                  (4,027)   (1,099)   (2,197)
                                 -------   -------   -------
Total paid                        (4,027)   (3,092)   (2,197)
                                 -------   -------   -------
Net balance                       38,814    51,541    36,127
Plus reinsurance recoverable       1,485     3,271     3,054
Case reserves                     28,558    33,328    15,700
Watchlist reserves                11,741    21,484    23,481
                                 -------   -------   -------
Balance at end of period         $40,299   $54,812   $39,181
                                 =======   =======   =======

                                                                              22

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

9. LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

Case reserves were discounted at interest rates of approximately 4.6% and 4.5%
in 2006 and 2005, respectively. The amount of the discount at December 31, 2006 and 2005 was $6,369 and $15,015, respectively.

At December 31, 2005, the Company had insured public finance obligations located in the City of New Orleans and the immediately surrounding areas and an investor-owned utility in New Orleans that were impacted by Hurricane Katrina.
During the year ended December 31, 2006, incurred loss expense consisted primarily of the release of reserves on certain obligations impacted by
Hurricane Katrina due to the improved financial condition of these credits and activity related to several structured finance transactions. During the year ended December 31, 2005, incurred loss expense consisted primarily of the establishment of reserves on obligations impacted by Hurricane Katrina and incurred expense related to several structured finance transactions. Loss and loss adjustment expense included (benefit) expense of $(7,919) and $20,093 related to obligations impacted by Hurricane Katrina for the years ended
December 31, 2006 and 2005, respectively.

At December 31, 2006 and 2005 loss reserves and reinsurance recoverables included $8,967 and $255 and $21,833 and $1,740, respectively, related to obligations impacted by Hurricane Katrina. Loss reserves at December 31, 2006 and 2005 were based on management's assessment that the associated insured obligations have experienced impairment due to diminished revenue sources. Given the unprecedented nature of the events and the magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events. The loss reserves were adjusted as additional information was available.

The Company paid no claims related to insured public finance obligations impacted by Hurricane Katrina during the year ended December 31, 2006. During the year ended December 31, 2005, the Company paid claims totaling $4,855 related to the insured public finance obligations and was fully reimbursed for these claims payments in 2005.

During the years ended December 31, 2006 and 2005, the Company paid claims totaling $4,216 and $1,055, respectively, related to the investor-owned utility impacted by Hurricane Katrina and received reimbursements of $796 in 2006, for these claims payments. For the years ended December 31, 2006 and 2005, the
Company paid loss adjustment expenses for professional fees totaling $1,835 and
$748, respectively, related to the investor-owned utility and received reimbursements of $1,792 for these expenses in 2006. The Company has not recorded a potential recovery for paid claims and loss adjustment expenses that have not been reimbursed as of December 31, 2006.

During the year ended December 31, 2004, the increase in incurred loss and loss adjustment expense related to several structured finance transactions of one particular issuer.

                                                                              23

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10. VARIABLE INTEREST ENTITIES

FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE's expected losses or a majority of its expected residual returns, or both.

Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of
2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third-party VIE had assets of $750,000 and an equal amount of liabilities at December 31, 2006, which are shown under "Assets -
Variable interest entity fixed maturity securities, held to maturity at amortized cost" and "Liabilities - Variable interest entity floating rate notes," respectively, on the Company's consolidated balance sheet at December
31, 2006. In addition, accrued investment income includes $1,298 related to the
VIE's fixed income maturity securities, and the corresponding liability is shown under "Accrued investment expense-variable interest entity" on the Company's consolidated balance sheet at December 31, 2006. Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN
46-R. Interest income and expense of $35,893 and $35,893, respectively, were recognized in the year ended December 31, 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in "Interest
income - investments held by variable interest entity" and "Interest expense -
debt held by variable interest entity," respectively.

                                                                              24

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10. VARIABLE INTEREST ENTITIES (CONTINUED)

The Company has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company that obligates the trusts, at the Company's discretion, to purchase Perpetual Preferred Stock of the Company.
The purpose of this arrangement is to provide capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered
VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

11. RELATED PARTY TRANSACTIONS

The Company had various service agreements with subsidiaries of General Electric
Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio, and telecommunication service charges. Approximately $179 in expenses were incurred during the year ended
December 31, 2004 related to such agreements and are reflected in the accompanying consolidated financial statements. No expenses were incurred during the years 2006 and 2005.

The Company is party to a capital lease agreement with a subsidiary of GE
Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 19).

In 2004, the Company entered into a $300,000 soft capital facility, with GE
Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that the Company previously had with GE
Capital, had an initial term of eight years. The Company paid GE Capital $1,132 under this agreement for the year ended December 31, 2004. This agreement was terminated by the Company in July 2004 and was replaced by a new soft capital facility (see Note 16).

                                                                              25

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

11. RELATED PARTY TRANSACTIONS (CONTINUED)

FGIC Corp. is party to transaction fee and monitoring fee agreements with the members of the Investor Group. Pursuant to these agreements, an affiliate of each member of the Investor Group received its pro rata portion of an aggregate transaction fee equal to $25,000. In addition, each of the members of the
Investor Group will receive, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate
$5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances and did elect to defer in the period between December 18,
2003 and September 30, 2005. During 2005, FGIC Corp. paid the members of the
Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005. During 2006, FGIC
Corp. paid the members of the Investor Group an aggregate of $3,789 for the monitoring fee covering the year ended December 31, 2006. As of December 31,
2006, FGIC Corp. had $1,211 payable to the Investor Group for the monitoring fee covering the year ended December 31, 2006. Pursuant to the transaction fee and monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the
Investor Group and their respective affiliates and other related parties for losses relating to the transaction fee and monitoring fee agreements.

The Company insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets.
For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $3 and
$6 for the years ended December 31, 2006, 2005 and 2004, respectively. As of
December 31, 2006 and 2005, principal outstanding on these deals before reinsurance was $5,667 and $6,142, respectively.

During 2006, the Company, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co., which are both wholly-owned subsidiaries of PMI. For the years ended December
31, 2006 and 2005, ceded premiums written were $4,041 and $582, respectively, and ceding commission income was $578 and $114, respectively. Accounts payable due to these subsidiaries were $1,283 and $102 at December 31, 2006 and 2005, respectively.

The Company, in the normal course of operations, has entered into reinsurance transactions with RAM Reinsurance Company Ltd ("RAM Re"), which is 24% owned by
PMI. For the years ended December 31, 2006 and 2005, ceded premiums written for these transactions were $9,824 and $4,582, respectively, and ceding commission income was $2,929 and $1,369, respectively. Accounts payable due to RAM Re were
$91 and $3 at December 31, 2006 and 2005, respectively.

                                                                              26

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

11. RELATED PARTY TRANSACTIONS (CONTINUED)

Cypress, a member of the Investor Group, is reported to own approximately 15% of
Scottish Re Group Limited ("Scottish Re"). During 2006, the Company entered into a structured finance transaction and assumed a structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves
(a) a guaranty by the Company of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between the Company and Scottish Re. As of
December 31, 2006, there were no amounts due to or from Scottish Re. Gross premiums written and premiums earned of $699 and $637, respectively, are reflected in the Consolidated Statements of Income for the year ended December
31, 2006.

The Company believes that the terms of the transactions involving GE Capital,
PMI subsidiaries, RAM Re and Scottish Re described above were substantially identical to comparable transactions between unaffiliated parties.

12. COMPENSATION PLANS

Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2006, up to $15 for employees under age 50, plus an additional "catch up" contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $4,255, $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the cap under the 401(k)
Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $827, $583 and $470 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.

13. STOCK COMPENSATION PLAN

Employees of the Company may receive stock-based compensation under a FGIC Corp.
incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, the
Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and
related interpretations, as permitted by SFAS No. 123, Accounting for
Stock-Based Compensation.

                                                                              27

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13. STOCK COMPENSATION PLAN (CONTINUED)

No stock-based employee compensation cost related to stock options was recognized in the Consolidated Statements of Income for the years ended December
31, 2005 and 2004, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders' equity and subsequently amortized to compensation expense over the vesting period.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of,
January 1, 2006, based on the grant date fair value estimated in accordance with
SFAS No. 123(R). The Company estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company's income before income taxes and net income for the year ended December 31, 2006 were impacted as follows:

                                 YEAR ENDED
                             DECEMBER 31, 2006
                             -----------------
Income before income taxes        $(6,816)
   Income tax benefit               2,386
                                  -------
Net income                        $(4,430)
                                  =======

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the years ended December 31, 2005 and 2004. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options' vesting periods.

                                            YEAR ENDED
                                           DECEMBER 31,
                                       -------------------
                                         2005       2004
                                       --------   --------
Net income, as reported                $190,466   $156,880
   Stock option compensation expense
   determined under fair value-based
   method, net of tax                    (2,109)    (1,200)
                                       --------   --------
Pro forma net income                   $188,357   $155,680
                                       ========   ========

                                                                              28

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13. STOCK COMPENSATION PLAN (CONTINUED)

A summary of option activity for the years ended December 31, 2006, 2005 and
2004 is as follows:

                                               NUMBER OF          WEIGHTED
                                            SHARES SUBJECT   AVERAGE EXERCISE
                                              TO OPTIONS      PRICE PER SHARE
                                            --------------   ----------------
Balance at December 31, 2003:                    93,373            $840
                                                =======            ====
   Granted                                       22,017             752
   Exercised                                         --              --
   Forfeited                                     (1,237)            746
   Expired                                           --              --
                                                -------            ----
Balance at December 31, 2004:                   114,153             824
                                                -------            ----
   Granted                                       27,145             711
   Exercised                                         --              --
   Forfeited                                     (1,876)            685
   Expired                                           --              --
                                                -------            ----
Balance at December 31, 2005:                   139,422             804
                                                -------            ----
   Granted                                       38,113             850
   Exercised                                         --            ----
   Forfeited                                     (6,504)            776
   Expired                                           --              --
                                                -------            ----
Balance at December 31, 2006:                   171,031            $815
                                                -------            ----
Shares subject to options exercisable at:
December 31, 2006                                72,585            $818
December 31, 2005                                42,630            $840
December 31, 2004                                22,831            $824

Exercise prices for the stock options outstanding at December 31, 2006 range from $600 to $1,080 per share. At December 31, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December
31, 2005 vest ratably over five years and expire ten years from the date of grant.

                                                                              29

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13. STOCK COMPENSATION PLAN (CONTINUED)

The weighted average per share fair value of the stock options granted during the years ended December 31, 2006, 2005 and 2004 was $238.00, $211.94, and
$48.21, respectively, estimated at the date of grant, using the
Black-Scholes-Merton option valuation model based on the following assumptions:

                            YEAR ENDED DECEMBER 31,
                          ---------------------------
                            2006      2005     2004
                          -------   -------   -------
Expected life             4 YEARS   5 Years   5 Years
Risk-free interest rate     4.46%    3.691%    4.021%
Volatility factor           25.0%     25.0%     25.0%
Dividend yield                --        --        --

The total fair value of stock options granted during the years ended December
31, 2006, 2005 and 2004 was approximately $9,071, $5,753 and $1,100, respectively.

As of December 31, 2006, there was $5,584 of total unrecognized compensation cost related to unvested stock options granted. These costs are expected to be recognized through April 30, 2010.

                                                                              30

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13. STOCK COMPENSATION PLAN (CONTINUED)

Restricted Stock Units

The Company recorded $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2006 and 2005, respectively. A summary of restricted stock units is as follows:

                                              WEIGHTED
                                           AVERAGE GRANT
                                 SHARES   DATE FAIR VALUE
                                -------   ---------------
Balance at December 31, 2003:       --            --
   Granted                         200           600
   Delivered                        --            --
   Forfeited                        --            --
                                 -----          ----
Balance at December 31, 2004:      200          $600
                                 -----          ----
   Granted                          37           710
   Delivered                        --            --
   Forfeited                        --            --
                                 -----          ----
Balance at December 31, 2005:      237           617
                                 -----          ----
   Granted                       3,275           850
   Delivered                      (237)          617
   Forfeited                      (213)          850
                                 -----          ----
Balance at December 31, 2006:    3,062           850
                                 -----          ----

As of December 31, 2006 there was $1,451 of total unrecognized compensation cost related to unvested restricted stock units granted. These costs are expected to be recognized through January 31, 2009.

14. DIVIDENDS

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) the Company's statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2006, 2005, and 2004 and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the preceding twelve-month period, without the prior approval of the New York State Superintendent of
Insurance.

                                                                              31

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

14. DIVIDENDS (CONTINUED)

During the year ended December 31, 2006, the Company declared dividends to FGIC
Corp. totaling $20,000 on its common stock and paid dividends of $10,000 to FGIC
Corp., which owns all of the Company's common stock. During the years ended
December 31, 2005 and 2004, the Company did not declare nor pay dividends to
FGIC Corp.

15.  REVOLVING CREDIT FACILITY

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions.
In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

16. PREFERRED TRUST SECURITIES

On July 19, 2004, the Company entered into a $300,000 facility, consisting of
Money Market Committed Preferred Custodial Trust Securities ("CPS Securities").
This facility replaced a $300,000 "soft capital" facility previously provided by
GE Capital. Under the 2004 facility, each of six separate Delaware trusts (the
"Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the
Company.

In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses, which is included in "Other operating expenses" for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,432, $1,806, and
$905 for the years ended December 31, 2006, 2005, and 2004, respectively.

                                                                              32

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17. FINANCIAL INSTRUMENTS

(a)  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

     Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.

     Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and
     Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances
     Payable, Accounts Payable and Accrued Expenses and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at
     December 31, 2006 and 2005 were as follows:

                                                        2006                      2005
                                              -----------------------   -----------------------
                                               CARRYING       FAIR       CARRYING       FAIR
                                                AMOUNT        VALUE       AMOUNT        VALUE
                                              ----------   ----------   ----------   ----------

     Financial assets:
        Cash on hand and in-demand accounts   $   29,963   $   29,963   $   45,077   $   45,077
        Short-term investments                   211,726      211,726      159,334      159,334
        Fixed maturity securities,
          available for sale                   3,627,007    3,627,007    3,258,738    3,258,738
        Variable interest entity fixed
          maturity securities, held to
          maturity                               750,000      750,000           --           --

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,176,823 compared to a carrying value of $1,243,530 as of December 31, 2006, and $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005.

                                                                              33

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17. FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2006 and 2005, the net present value of future installment premiums was approximately $630,831 and $393,000, respectively, both discounted at 5%.

     Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The
     Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.

     Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

     As of December 31, 2006, the Company's total outstanding principal insured was $299,889,266, net of reinsurance of $29,888,237. The Company's insured portfolio as of December 31, 2006 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the
     Company's principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of a credit derivative.
     The principal written in the form of credit derivatives was $25,888,996 at
     December 31, 2006.

                                                                              34

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17. FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2006, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                       NET PRINCIPAL
                                        OUTSTANDING
                                       -------------
     Municipal:
        Tax-supported                   $134,917,574
        Utility revenue                   35,337,159
        Transportation                    24,501,099
        Education                         10,259,116
        Health Care                        6,495,630
        Investor-owned utilities           4,825,029
        Housing                            1,582,963
        Other                              1,417,555
     Non-municipal and international      80,553,141
                                        ------------
     Total                              $299,889,266
                                        ============

     As of December 31, 2006, the composition of principal insured ceded to reinsurers was as follows:

                                       CEDED PRINCIPAL
                                         OUTSTANDING
                                       ---------------
     Reinsurer:
        Radian Asset Assurance Inc.      $ 9,104,883
        Assured Guaranty Corp              5,634,737
        BluePoint RE                       3,933,256
        Assured Guaranty Re Ltd.           3,167,811
        RAM Reinsurance Company Ltd.       2,637,039
        Other                              5,410,511
                                         -----------
     Total                               $29,888,237
                                         ===========

     The Company did not have recoverables in excess of 3% of stockholders'
     equity from any single reinsurer.

     The Company's insured gross and net principal and interest outstanding was
     $519,514,036 and $468,625,903, respectively, as of December 31, 2006.

                                                                              35

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17. FINANCIAL INSTRUMENTS (CONTINUED)

FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United
Kingdom. Principal insured outstanding at December 31, 2006 by state, net of reinsurance, was as follows:

                                 NET PRINCIPAL
                                  OUTSTANDING
                                 -------------
     California                   $ 35,178,629
     New York                       22,327,210
     Florida                        15,617,186
     Pennsylvania                   14,525,136
     Texas                          12,799,320
     Illinois                       11,957,490
     New Jersey                     10,150,268
     Michigan                        8,685,038
     Ohio                            7,056,980
     Arizona                         6,556,683
                                  ------------
     All other states               74,482,184
     Mortgage and asset-backed      67,980,672
     International                  12,572,470
                                  ------------
     Total                        $299,889,266
                                  ============

                                                                              36

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18. COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2006, 2005 and 2004 was $4,319, $3,631, and
$3,070 respectively. Future payments associated with these leases are as follows as of December 31, 2006:

                                          OPERATING LEASE
                                            COMMITMENT
                                              AMOUNT
                                          ---------------
Year:
   2007                                       $ 3,740
   2008                                         4,841
   2009                                         5,980
   2010                                         6,013
   2011                                         6,109
   2012 and thereafter                         52,170
                                              -------
Total minimum future rental payments          $78,853
                                              =======

In connection with the Transaction, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June
30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2006:

                                          CAPITAL LEASE
                                           COMMITMENT
                                             AMOUNT
                                          -------------
Year ending December 31:
   2007                                        1,545
   2008                                        1,391
   2009                                          265
Total                                          3,201
Less interest                                    258
                                              ------
Present value of minimum lease payments       $2,943
                                              ======

                                                                              37

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Justice Department Subpoena

On November 15, 2006, FGIC received a grand jury subpoena from the Antitrust
Division of the U.S. Department of Justice. Based upon press reports, FGIC believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts
("Municipal GICs") and that several other companies (including other financial guarantors) received similar subpoenas.

Until December 18, 2003, FGIC was affiliated with certain companies (the "Former
Affiliates") that provided Municipal GICs; however, at no time did FGIC provide program insurance for Municipal GICs. The Former Affiliates remained a part of
GE Capital after the Transaction, and all obligations under the outstanding
Municipal GICs remained with the Former Affiliates.

The subpoena contains no allegations or statements concerning FGIC's activities or business practices, and FGIC is not aware of any such allegations. FGIC has complied with all requests of the Justice Department and intends to continue to cooperate fully with the investigation.

19. COMPREHENSIVE INCOME

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 are as follows:

                                          YEAR ENDED DECEMBER 31, 2006
                                          ----------------------------
                                           BEFORE              NET OF
                                            TAX                 TAX
                                           AMOUNT     TAX      AMOUNT
                                          -------   -------   -------
Unrealized holding gains arising during
   the year                               $18,583   $(6,504)  $12,079
Less reclassification adjustment for
   gains realized in net income              (274)       96      (178)
                                          -------   -------   -------
Unrealized gains on investments            18,309    (6,408)   11,901
Foreign currency translation adjustment    11,583    (3,387)    8,196
                                          -------   -------   -------
Total other comprehensive income          $29,892   $(9,795)  $20,097
                                          =======   =======   =======

                                                                              38

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

19. COMPREHENSIVE INCOME (CONTINUED)

                                           YEAR ENDED DECEMBER 31, 2005
                                          -----------------------------
                                           BEFORE               NET OF
                                            TAX                   TAX
                                           AMOUNT      TAX      AMOUNT
                                          --------   -------   --------
Unrealized holding losses arising
   during the year                        $(36,050)  $12,566   $(23,484)
Less reclassification adjustment for
   gains realized in net income               (101)       35        (66)
                                          --------   -------   --------
Unrealized losses on investments           (36,151)   12,601    (23,550)
Foreign currency translation adjustment     (8,454)    2,922     (5,532)
                                          --------   -------   --------
Total other comprehensive loss            $(44,605)  $15,523   $(29,082)
                                          ========   =======   ========

                                          YEAR ENDED DECEMBER 31, 2004
                                          ----------------------------
                                           BEFORE              NET OF
                                            TAX                 TAX
                                           AMOUNT     TAX      AMOUNT
                                          -------   -------   --------
Unrealized holding gains arising during
   the year                               $14,928   $(5,225)  $ 9,703
Less reclassification adjustment for
   gains realized in net income              (559)      196      (363)
                                          -------   -------   -------
Unrealized gains on investments            14,369    (5,029)    9,340
Foreign currency translation adjustment     6,286    (2,200)    4,086
                                          -------   -------   -------
Total other comprehensive income          $20,655   $(7,229)  $13,426
                                          =======   =======   =======

                                                                              39

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

20. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                    THREE MONTHS ENDED
                                     --------------------------------------------   YEAR ENDED
                                     MARCH 31,  JUNE 30,  SEPTEMBER  DECEMBER 31,  DECEMBER 31,
                                       2006       2006     30, 2006      2006          2006
                                     ---------  --------  ---------  ------------  ------------

Gross premiums written                $89,281   $163,260   $ 85,030    $103,660      $441,231
Net premiums written                   82,585    134,373     66,590      83,266       366,814
Net premiums earned                    59,464     71,845     62,738      72,410       266,457
Net investment income and net
   realized gains                      32,319     34,038     35,803      36,315       138,475
Interest income-investments held by
   variable interest entity             4,937      9,658     10,033      11,265        35,893
Other income and net realized and
   unrealized gains (expense) on
   credit derivative products             308        (48)     1,596         740         2,596
Total revenues                         97,028    115,493    110,170     120,730       443,421
Losses and loss adjustment expenses    (1,933)      (265)       520      (7,022)       (8,700)
Interest expense - debt held by
   variable interest entity             4,937      9,658     10,033      11,265        35,893
Income before taxes                    77,573     90,732     85,119      99,432       352,856
Net income                             58,711     67,211     63,563      74,353       263,838

                                                  THREE MONTHS ENDED
                                     ------------------------------------------   YEAR ENDED
                                     MARCH 31,  JUNE 30,  SEPTEMBER    DECEMBER  DECEMBER 31,
                                       2005       2005     30, 2005    31, 2005      2005
                                     ---------  --------  ---------  ----------  ------------

Gross premiums written                $84,404   $131,335   $96,787      $97,676    $410,202
Net premiums written                   82,609    113,305    92,331       92,809     381,054
Net premiums earned                    52,633     61,907    54,794       55,235     224,569
Net investment income and net
   realized gains                      27,558     28,389    30,117       31,109     117,173
Other income (expense)                    426         90       402         (323)        595
Total revenues                         80,617     90,386    85,313       86,021     342,337
Losses and loss adjustment expenses    (2,611)    (3,066)   20,693        3,490      18,506
Income before taxes                    71,100     81,377    48,783       70,274     271,534
Net income                             53,306     59,992    39,407       53,721     206,426

                                                                              40

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2005
with Report of Independent Auditors

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements

                                December 31, 2005

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial
Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31,
2005 and 2004, and the related consolidated statements of income, stockholder's equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1,
2003 through December 17, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of
December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

New York, New York
January 23, 2006

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)

                                                                      DECEMBER 31
                                                               -----------------------
                                                                   2005        2004
                                                               ----------   ----------

ASSETS
Fixed maturity securities, at fair value (amortized cost of
   $3,277,291 in 2005 and $2,921,320 in 2004)                  $3,258,738   $2,938,856
Short-term investments                                            159,334      140,473
                                                               ----------   ----------
Total investments                                               3,418,072    3,079,329
Cash and cash equivalents                                          45,077       69,292
Accrued investment income                                          42,576       36,580
Reinsurance recoverable on losses                                   3,271        3,054
Prepaid reinsurance premiums                                      110,636      109,292
Deferred policy acquisition costs                                  63,330       33,835
Receivable from related parties                                     9,539          802
Property and equipment, net of accumulated depreciation
   of $885 in 2005 and $164 in 2004                                 3,092        2,408
Prepaid expenses and other assets                                  10,354        7,826
Federal income taxes receivable                                     2,158           --
                                                               ----------   ----------
Total assets                                                   $3,708,105   $3,342,418
                                                               ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Unearned premiums                                           $1,201,163   $1,043,334
   Loss and loss adjustment expenses                               54,812       39,181
   Ceded reinsurance balances payable                               1,615        3,826
   Accounts payable, accrued expenses and other liabilities        36,359       22,874
   Payable for securities purchased                                    --        5,715
   Capital lease obligations                                        4,262        6,446
   Federal income taxes payable                                        --        4,401
   Deferred income taxes                                           42,463       38,765
                                                               ----------   ----------
Total liabilities                                               1,340,674    1,164,542
                                                               ----------   ----------
Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
      authorized, issued and outstanding                           15,000       15,000
   Additional paid-in capital                                   1,894,983    1,882,772
   Accumulated other comprehensive (loss) income, net of tax      (13,597)      15,485
   Retained earnings                                              471,045      264,619
                                                               ----------   ----------
Total stockholder's equity                                      2,367,431    2,177,876
                                                               ----------   ----------
Total liabilities and stockholder's equity                     $3,708,105   $3,342,418
                                                               ==========   ==========

See accompanying notes to consolidated financial statements.

                                                                               2

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)

                                                         SUCCESSOR                   PREDECESSOR
                                       ------------------------------------------   ------------
                                                                      PERIOD FROM    PERIOD FROM
                                                                     DECEMBER 18,    JANUARY 1,
                                                                         2003           2003
                                        YEAR ENDED     YEAR ENDED      THROUGH        THROUGH
                                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                           2005           2004           2003           2003
                                       ------------   ------------   ------------   ------------

Revenues:
   Gross premiums written               $ 410,202      $ 323,575       $12,213       $ 248,112
   Reassumed ceded premiums                    --          4,959         6,300          14,300
   Ceded premiums written                 (29,148)       (14,656)          (39)        (14,852)
                                        ---------      ---------       -------       ---------
   Net premiums written                   381,054        313,878        18,474         247,560
   Increase in net unearned premiums     (156,485)      (138,929)       (9,892)       (105,811)
                                        ---------      ---------       -------       ---------
Net premiums earned                       224,569        174,949         8,582         141,749
Net investment income                     117,072         97,709         4,269         112,619
Net realized gains                            101            559            --          31,506
Net mark-to-market losses on credit
   derivative contracts                      (167)            --            --              --
Other income                                  762            736            44             580
                                        ---------      ---------       -------       ---------
Total revenues                            342,337        273,953        12,895         286,454
Expenses:
   Loss and loss adjustment expenses       18,506          5,922           236          (6,757)
   Underwriting expenses                   82,064         73,426         7,622          54,481
   Policy acquisition costs deferred      (38,069)       (32,952)       (2,931)        (23,641)
   Amortization of deferred policy
      acquisition costs                     8,302          2,038            10          15,563
                                        ---------      ---------       -------       ---------
Total expenses                             70,803         48,434         4,937          39,646
                                        ---------      ---------       -------       ---------
Income before income tax expense
   (benefit)                              271,534        225,519         7,958         246,808
Income tax expense (benefit):
   Current                                 32,370         42,510         1,191          57,071
   Deferred                                32,738         12,923           573          (1,612)
                                        ---------      ---------       -------       ---------
Total income tax expense                   65,108         55,433         1,764          55,459
                                        ---------      ---------       -------       ---------
Income before extraordinary item          206,426        170,086         6,194         191,349
Extraordinary gain                             --             --        13,852              --
                                        ---------      ---------       -------       ---------
Net income                              $ 206,426      $ 170,086       $20,046       $ 191,349
                                        =========      =========       =======       =========

See accompanying notes to consolidated financial statements.

                                                                               3

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                               ACCUMULATED OTHER
                                                                  ADDITIONAL     COMPREHENSIVE
                                                        COMMON      PAID-IN      (LOSS) INCOME,      RETAINED
                                                         STOCK      CAPITAL        NET OF TAX        EARNINGS       TOTAL
                                                       --------   ----------   -----------------   -----------   ----------

PREDECESSOR
Balance at January 1, 2003                              $15,000   $  383,511        $ 49,499       $ 1,740,885   $2,188,895
Net income                                                   --           --              --           191,349      191,349
Other comprehensive income (loss):
   Change in fixed maturities available-for-sale             --           --            (424)               --         (424)
   Change in foreign currency translation adjustment         --           --           4,267                --        4,267
                                                                                                                 ----------
Total comprehensive income                                                                                          195,192
Dividends declared                                           --           --              --          (284,300)    (284,300)
                                                        -------   ----------        --------       -----------   ----------
Balance at December 17, 2003                             15,000      383,511          53,342         1,647,934    2,099,787
SUCCESSOR
Purchase accounting adjustments                              --    1,474,261         (53,342)       (1,573,447)    (152,528)
Net income                                                   --           --              --            20,046       20,046
Other comprehensive income:
   Change in fixed maturities available-for-sale             --           --           2,059                --        2,059
                                                                                                                 ----------
Total comprehensive income                                                                                           22,105
                                                        -------   ----------        --------       -----------   ----------
Balance at December 31, 2003                             15,000    1,857,772           2,059            94,533    1,969,364
Net income                                                   --           --              --           170,086      170,086
Other comprehensive income:
   Change in fixed maturities available-for-sale             --           --           9,340                --        9,340
   Change in foreign currency translation adjustment         --           --           4,086                --        4,086
                                                                                                                 ----------
Total comprehensive income                                                                                          183,512
Capital contribution                                         --       25,000              --                --       25,000
                                                        -------   ----------        --------       -----------   ----------
Balance at December 31, 2004                             15,000    1,882,772          15,485           264,619    2,177,876
Net income                                                   --           --              --           206,426      206,426
Other comprehensive loss:
   Change in fixed maturities available-for-sale             --           --         (23,550)               --      (23,550)
   Change in foreign currency translation adjustment         --           --          (5,532)               --       (5,532)
                                                                                                                 ----------
Total comprehensive income                                                                                          177,344
Capital contribution                                         --       12,211              --                --       12,211
                                                        -------   ----------        --------       -----------   ----------
Balance at December 31, 2005                            $15,000   $1,894,983        $(13,597)      $   471,045   $2,367,431
                                                        =======   ==========        ========       ===========   ==========

See accompanying notes to consolidated financial statements.

                                                                               4

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                      SUCCESSOR                    PREDECESSOR
                                                     ------------------------------------------   ------------
                                                                                    PERIOD FROM    PERIOD FROM
                                                                                   DECEMBER 18,    JANUARY 1,
                                                                                       2003           2003
                                                      YEAR ENDED     YEAR ENDED       THROUGH       THROUGH
                                                     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                                         2005           2004           2003           2003
                                                     ------------   ------------   ------------   ------------

OPERATING ACTIVITIES
Net income                                             $ 206,426      $ 170,086      $ 20,046     $  191,349
Adjustments to reconcile net income to net cash
   provided by operating activities:
      Extraordinary gain                                                     --       (13,852)            --
      Amortization of deferred policy acquisition
         costs                                             8,574          2,038            10         15,563
      Policy acquisition costs deferred                  (38,069)       (32,952)       (2,931)       (23,641)
      Depreciation of property and equipment                 721            164            --             22
      Amortization of fixed maturity securities           31,504         37,013           693         21,129
      Amortization of short-term investments                 481             29
      Net realized gains on investments                     (101)          (559)           --        (31,506)
      Change in accrued investment income and
         prepaid expenses and other assets                (8,504)        (5,545)       (5,065)         6,292
      Change in net mark-to-market losses on
         credit derivative contracts                         167             --            --             --
      Change in federal income taxes receivable               --            126          (172)        (2,407)
      Change in reinsurance recoverable on losses           (217)         5,011          (104)           410
      Change in prepaid reinsurance premiums              (1,344)        14,476         7,432         19,725
      Changes in other reinsurance receivables                --          5,295        (5,295)             -
      Change in receivable from related parties           (8,737)         8,957           (76)        (9,811)
      Change in unearned premiums                        157,829        124,452         2,460         86,250
      Change in loss and loss adjustment expenses         15,631         (1,286)          236         (7,644)
      Change in ceded reinsurance balances payable
         and accounts payable and accrued expenses         8,923          7,348         6,485          1,804
      Change in current federal income taxes
         payable                                          (6,559)         4,401            --        (97,477)
      Change in deferred federal income taxes             19,252         12,923           573         (1,612)
                                                       ---------      ---------      --------     ----------
Net cash provided by operating activities                385,977        351,977        10,440        168,446
                                                       ---------      ---------      --------     ----------
INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities        122,638        284,227         1,780      1,028,103
Purchases of fixed maturity securities                  (520,089)      (546,028)           --       (877,340)
Purchases, sales and maturities of short-term
   investments, net                                      (19,342)      (126,125)      (12,736)        41,504
Receivable for securities sold                               (20)           170           538            283
Payable for securities purchased                          (5,715)         5,715            --         (5,333)
Purchase of fixed assets                                  (1,405)        (2,572)           --             --
                                                       ---------      ---------      --------     ----------
Net cash (used in) provided by investing activities     (423,933)      (384,613)      (10,418)       187,217
                                                       ---------      ---------      --------     ----------
FINANCING ACTIVITIES
Capital contribution                                      12,211         25,000            --             --
Dividends paid to common stockholders                         --             --            --       (284,300)
                                                       ---------      ---------      --------     ----------
Net cash provided by (used in) financing activities       12,211         25,000            --       (284,300)
                                                       ---------      ---------      --------     ----------
Effect of exchange rate changes on cash                    1,530         (1,717)           --             --
                                                       ---------      ---------      --------     ----------
Net (decrease) increase in cash and cash                 (24,215)        (9,353)           22         71,363
   equivalents
Cash and cash equivalents at beginning of period          69,292         78,645        78,623          7,260
                                                       ---------      ---------      --------     ----------
Cash and cash equivalents at end of period             $  45,077      $  69,292      $ 78,645     $   78,623
                                                       =========      =========      ========     ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid                                      $  49,613      $  40,890      $     --     $  156,800
                                                       =========      =========      ========     ==========

See accompanying notes to consolidated financial statements.

                                                                               5

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2005
                (Dollars in thousands, except per share amounts)

1. BUSINESS AND ORGANIZATION

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies,
Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC
Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc.
("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P.
("CIVC"), collectively, the "Investor Group", completed the acquisition of FGIC
Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital")
in a transaction valued at approximately $2,200,000 (the "Transaction"). GE
Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily
Convertible Modified Preferred Stock ("Senior Preferred Shares") with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC
Corp.'s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004.
Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2005 and 2004.

2. BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

                                                                               6

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

2. BASIS OF PRESENTATION (CONTINUED)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004
and 2003 information has been reclassified to conform to the 2005 presentation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are as follows:

A. INVESTMENTS

All the Company's fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss)
income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

B. CASH AND CASH EQUIVALENTS

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

                                                                               7

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C. PREMIUM REVENUE RECOGNITION

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued.
Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

D. POLICY ACQUISITION COSTS

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

                                                                               8

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. LOSS AND LOSS ADJUSTMENT EXPENSES

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500,
respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The
Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

                                                                               9

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

F. INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal
Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and
$10,810, respectively, of tax and loss bonds. For the period from January 1,
2003 through December 17, 2003, there were no tax and loss bonds purchased and
$102,540 of tax and loss bonds were redeemed.

G. PROPERTY AND EQUIPMENT

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter.
Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

                                                                              10

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H. GOODWILL

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards
("SFAS") No. 141, Business Combinations ("SFAS 141") and Securities and Exchange
Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18,
2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company's assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder's equity and cash flows.

I. FOREIGN CURRENCY TRANSLATION

The Company has an established foreign branch and three subsidiaries in the
United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was
$(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and
$(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder's equity.

                                                                              11

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J. STOCK COMPENSATION PLAN

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for
Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS
123"), as amended.

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's estimated pro forma net income would have been as follows:

                                                                                PERIOD FROM
                                                                               DECEMBER 18,
                                                                                   2003
                                                  YEAR ENDED     YEAR ENDED       THROUGH
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                     2005           2004           2003
                                                 ------------   ------------   ------------

Reported net income                                $206,426       $170,086       $20,046
Add: Allocated stock-based compensation
   related to restricted stock units, net of
   tax included in reported net income                   29             49            --
Less: Allocated total stock-based compensation
   determined under the fair value method for
   all awards, net of tax                            (2,138)        (1,249)          (40)
                                                   --------       --------       -------
Pro forma net income                               $204,317       $168,886       $20,006
                                                   ========       ========       =======

There were no stock options prior to December 18, 2003.

                                                                              12

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

K. VARIABLE INTEREST ENTITIES

Financial Interpretation No. 46, Consolidation of Variable Interest Entities
("FIN 46-R") provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest
Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN
46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all
Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN
46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

L. DERIVATIVES

The Financial Accounting Standards Board ("FASB") issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging
Activities ("SFAS 133"). Under SFAS 133, as amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

                                                                              13

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In 2005, the Company sold credit default swaps ("CDS") to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

M. NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15,
2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of
SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                                                                              14

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

N. REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance
Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the
FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's review may have on the Company's accounting practices.

4. STATUTORY ACCOUNTING PRACTICES

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was
$1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18,
2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

                                                                              15

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

                                                        GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED
                                           COST         GAINS       LOSSES     FAIR VALUE
                                        ----------   ----------   ----------   ----------

AT DECEMBER 31, 2005
Obligations of states and political
   subdivisions                         $2,777,807     $12,718      $26,410    $2,764,115
Asset- and mortgage-backed securities      209,148         135        3,490       205,793
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies               148,785       1,387        2,036       148,136
Corporate bonds                             91,422         501        1,486        90,437
Debt securities issued by foreign
   governments                              30,930         345            5        31,270
Preferred stock                             19,199         427          639        18,987
                                        ----------     -------      -------    ----------
Total fixed maturity securities          3,277,291      15,513       34,066     3,258,738
Short-term investments                     159,334          --           --       159,334
                                        ----------     -------      -------    ----------
Total investments                       $3,436,625     $15,513      $34,066    $3,418,072
                                        ==========     =======      =======    ==========

                                                        GROSS        GROSS
                                         AMORTIZED   UNREALIZED   UNREALIZED
                                           COST         GAINS       LOSSES     FAIR VALUE
                                        ----------   ----------   ----------   ----------

AT DECEMBER 31, 2004
Obligations of states and political
   subdivisions                         $2,461,087     $19,569       $3,090    $2,477,566
Asset- and mortgage-backed securities      214,895       1,267          695       215,467
U.S. Treasury securities and
   obligations of U.S. Government
   corporations and agencies               131,771         559          943       131,387
Corporate bonds                             54,655         663          236        55,082
Debt securities issued by foreign
   governments                              39,713         176           21        39,868
Preferred stock                             19,199         311           24        19,486
                                        ----------     -------       ------    ----------
Total fixed maturities                   2,921,320      22,545        5,009     2,938,856
Short-term investments                     140,473          --           --       140,473
                                        ----------     -------       ------    ----------
Total investments                       $3,061,793     $22,545       $5,009    $3,079,329
                                        ==========     =======       ======    ==========

                                                                              16

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS (CONTINUED)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at
December 31, 2005:

                                      LESS THAN 12 MONTHS       12 MONTHS OR MORE             TOTAL
                                    -----------------------   ---------------------   -----------------------
                                       FAIR      UNREALIZED      FAIR    UNREALIZED      FAIR      UNREALIZED
                                       VALUE       LOSSES       VALUE      LOSSES        VALUE       LOSSES
                                    ----------   ----------   --------   ----------   ----------   ----------

Obligations of states and           $1,622,119     $16,646    $463,156     $ 9,764    $2,085,275     $26,410
   political subdivisions
Asset- and mortgage-backed
   securities                          133,196       1,839      56,824       1,651       190,020       3,490
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies            47,872         520      76,380       1,516       124,252       2,036
Other                                   42,379         690      28,026         801        70,405       1,491
Preferred stock                         12,860         639          --          --        12,860         639
                                    ----------     -------    --------     -------    ----------     -------
Total temporarily impaired
   securities                       $1,858,426     $20,334    $624,386     $13,732    $2,482,812     $34,066
                                    ==========     =======    ========     =======    ==========     =======

The unrealized losses in the Company's investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

Investments in fixed maturity securities carried at fair value of $4,625 and
$4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

                                                                              17

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS (CONTINUED)

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                          AMORTIZED      FAIR
                                            COST         VALUE
                                         ----------   ----------
Due one year later or less               $   77,668   $   77,071
Due after one year through five years       472,292      463,162
Due after five years through ten years    1,463,806    1,448,990
After ten years                           1,263,525    1,269,515
                                         ----------   ----------
Total                                    $3,277,291   $3,258,738
                                         ==========   ==========

For the years ended December 31, 2005 and 2004 and for the periods from December
18, 2003 through December 31, 2003 and January 1, 2003 through December 17,
2003, proceeds from sales of available-for-sale securities were $31,380,
$178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

                                                        SUCCESSOR                    PREDECESSOR
                                        ------------------------------------------   ------------
                                                                       PERIOD FROM   PERIOD FROM
                                                                        DECEMBER       JANUARY
                                                                        18, 2003       1, 2003
                                         YEAR ENDED     YEAR ENDED       THROUGH       THROUGH
                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                            2005           2004           2003           2003
                                        ------------   ------------   ------------   ------------

Income from fixed maturity securities      $112,616       $97,720        $4,294        $111,075
Income from short-term investments            6,801         1,450            12           2,326
                                           --------       -------        ------        --------
Total investment income                     119,417        99,170         4,306         113,401
Investment expenses                          (2,345)       (1,461)          (37)           (782)
                                           --------       -------        ------        --------
Net investment income                      $117,072       $97,709        $4,269        $112,619
                                           ========       =======        ======        ========

                                                                              18

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

5. INVESTMENTS (CONTINUED)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                        FAIR VALUE
                        ----------
New York                $  302,290
Florida                    220,150
Texas                      217,145
New Jersey                 193,315
Massachusetts              169,635
Illinois                   155,922
California                 139,742
Michigan                   113,040
                         1,511,239
                        ----------
All other states         1,326,785
All other investments      580,048
                        ----------
Total investments       $3,418,072
                        ==========

6. DERIVATIVE INSTRUMENTS

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes.
These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

                                                                              19

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

6. DERIVATIVE INSTRUMENTS (CONTINUED)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company's guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7. INCOME TAXES

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by FGIC Corp.'s Board of Directors and the New York
State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital's consolidated net income.

                                                                              20

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7. INCOME TAXES (CONTINUED)

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:

                                                      SUCCESSOR                   PREDECESSOR
                                    ------------------------------------------   ------------
                                                                  PERIOD FROM    PERIOD FROM
                                                                  DECEMBER 18,    JANUARY 1,
                                                                     2003           2003
                                    YEAR ENDED      YEAR ENDED      THROUGH        THROUGH
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                        2005           2004           2003           2003
                                    ------------   ------------   ------------   ------------

Income taxes computed on income
   before provision for Federal
   income taxes, at the statutory
   income tax rate                    $ 95,037        $ 78,932        $2,785       $ 86,383
State and local income taxes, net
   of Federal income taxes                 453             479            --            844
Tax effect of:
   Tax-exempt interest                 (31,072)        (28,015)         (979)       (26,112)
   Prior period adjustment                  --              --            --         (4,978)
   Other, net                              690           4,037           (42)          (678)
                                      --------        --------        ------       --------
Provision for income taxes            $ 65,108        $ 55,433        $1,764       $ 55,459
                                      ========        ========        ======       ========

                                                                              21

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

7. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

                                                      2005      2004
                                                    -------   -------
Deferred tax assets:
   Tax and loss bonds                               $24,375   $10,810
   Loss and loss adjustment expense reserves          6,180     7,472
   AMT credit carryforward                            7,140     8,107
   Property and equipment                                83        55
   Deferred compensation                              1,483       623
   Capital lease                                      2,483     2,539
   Net operating loss on foreign subsidiaries         2,948        --
   Other                                                266       233
                                                    -------   -------
Total gross deferred tax assets                      44,958    29,839
                                                    -------   -------
Deferred tax liabilities:
   Contingency reserves                              42,656    18,917
   Unrealized gains on fixed maturity securities,
      available-for-sale                             12,883    29,156
   Deferred acquisition costs                        19,639    11,842
   Premium revenue recognition                       10,359     3,076
   Profit commission                                  1,435     2,343
   Foreign currency                                     194     3,117
   Other                                                255       153
                                                    -------   -------
Total gross deferred tax liabilities                 87,421    68,604
                                                    -------   -------
Net deferred tax liability                          $42,463   $38,765
                                                    =======   =======

The net operating losses on foreign subsidiaries of $10,863 as of December 31,
2005 were generated by FGIC Corp.'s United Kingdom subsidiaries. The United
Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

                                                                              22

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

8. REINSURANCE

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company's reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from
December 18, 2003 through December 31, 2003, and January 1, 2003 through
December 17, 2003, respectively, from the reinsurers.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at
December 31, 2005, and can be drawn on in the event of default by the reinsurer.

                                                                              23

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

8. REINSURANCE (CONTINUED)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

                                                     SUCCESSOR                    PREDECESSOR
                                    ------------------------------------------   ------------
                                                                   PERIOD FROM    PERIOD FROM
                                                                  DECEMBER 18,    JANUARY 1,
                                                                      2003           2003
                                     YEAR ENDED     YEAR ENDED       THROUGH        THROUGH
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                        2005           2004           2003           2003
                                    ------------   ------------   ------------   ------------

Net premiums earned                   $25,921        $24,173         $1,236         $20,300
Loss and loss adjustment expenses        (416)        (4,759)            --           1,700

9. LOSS AND LOSS ADJUSTMENT EXPENSES

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

                                                  SUCCESSOR                    PREDECESSOR
                                 ------------------------------------------   ------------
                                                                PERIOD FROM    PERIOD FROM
                                                               DECEMBER 18,    JANUARY 1,
                                                                   2003           2003
                                  YEAR ENDED     YEAR ENDED       THROUGH        THROUGH
                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 17,
                                     2005           2004           2003           2003
                                 ------------   ------------   ------------   ------------

Balance at beginning of period     $ 39,181       $ 40,467       $ 40,224       $ 47,868
Less reinsurance recoverable         (3,054)        (8,065)        (8,058)        (8,371)
                                   --------       --------       --------       --------
Net balance                          36,127         32,402         32,166         39,497
                                   --------       --------       --------       --------
Incurred related to:
   Current period                    23,985         11,756             --         20,843
   Prior periods                     (5,479)        (5,834)           236        (27,600)
                                   --------       --------       --------       --------
Total incurred                       18,506          5,922            236         (6,757)
                                   --------       --------       --------       --------
Paid related to:
   Current period                    (1,993)            --             --             --
   Prior periods                     (1,099)        (2,197)            --           (574)
                                   --------       --------       --------       --------
Total paid                           (3,092)        (2,197)            --           (574)
                                   --------       --------       --------       --------
Net balance                          51,541         36,127         32,402         32,166
Plus reinsurance recoverable          3,271          3,054          8,065          8,058
                                   --------       --------       --------       --------
Balance at end of period           $ 54,812       $ 39,181       $ 40,467       $ 40,224
                                   ========       ========       ========       ========

                                                                              24

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

9. LOSS AND LOSS ADJUSTMENT EXPENSES (CONTINUED)

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane
Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer.
In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company's insured mortgage-backed securities portfolio.

10. HURRICANE KATRINA

At December 31, 2005, the Company insured public finance obligations with a net par in force ("NPIF") of approximately $4,011,871 in locations impacted by
Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration
("FEMA") as eligible for both public and individual assistance ("FEMA-dual designated locations"); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane
Katrina, the Company has focused its portfolio surveillance efforts related to
Hurricane Katrina on evaluating its insured public finance obligations in the
FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

                                                                              25

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10. HURRICANE KATRINA (CONTINUED)

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the
Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management's assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

                           NET PAR
    REVENUE SOURCE        IN FORCE
-----------------------   --------
General obligation        $ 90,079
Hotel tax                  165,000
Sales tax                  117,141
Municipal utility          119,657
Public higher education     18,426
                          --------
Total                     $510,303
                          ========

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations.
However, the Company believes that the losses ultimately incurred as result of
Hurricane Katrina will not have a material impact on the Company's consolidated financial position.

                                                                              26

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

10. HURRICANE KATRINA (CONTINUED)

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina.
During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company's structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11. RELATED PARTY TRANSACTIONS

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. In addition, as part of the
Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and
Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

                                                                              27

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

11. RELATED PARTY TRANSACTIONS (CONTINUED)

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1,
2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in
2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at
December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp.
which amounted to $540 and $317, respectively.

                                                                              28

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

12. COMPENSATION PLANS

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to
$21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and
2004 and for the periods from December 18, 2003 through December 31, 2003 and
January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For
2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by
Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code.
This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional "catch up" contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

13. DIVIDENDS

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company's surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State
Superintendent of Insurance.

                                                                              29

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

13. DIVIDENDS (CONTINUED)

During the years ended December 31, 2005 and 2004 and for the period from
December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the
Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14. REVOLVING CREDIT FACILITY

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15. PREFERRED TRUST SECURITIES

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money
Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This
facility replaced a $300,000 "Soft Capital" facility previously provided by GE
Capital. Under the new facility, each of six separate newly organized Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling
28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the
Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The
Company recorded expenses for the right to put its shares to the Trusts of
$1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

                                                                              30

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS

(a)  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and
     Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances
     Payable, Accounts Payable and Accrued Expenses and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at
     December 31, 2005 and 2004 were as follows:

                                         2005                  2004
                               ----------------------  ---------------------
                                CARRYING      FAIR      CARRYING      FAIR
                                 AMOUNT       VALUE      AMOUNT       VALUE
                               ----------  ----------  ----------  ---------
Financial assets:
   Cash on hand and in-demand
     accounts                  $   45,077  $   45,077  $   69,292  $   69,292
   Short-term investments         159,334     159,334     140,473     140,473
   Fixed maturity securities    3,258,738   3,258,738   2,938,856   2,938,856

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of $936,334 as of December 31, 2004.

                                                                              31

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

     Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)  Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The
     Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 2005, the Company's total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company's insured portfolio as of December 31, 2005 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the
     Company's insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

                                                                              32

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

     As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                  NET PRINCIPAL
                                   OUTSTANDING
                                  -------------
Municipal:
   Tax supported                   $134,762,000
   Water and sewer                   34,859,000
   Healthcare                         4,216,000
   Transportation                    24,956,000
   Education                          9,939,000
   Housing                            1,234,000
   Other                              5,153,000
Non-municipal and international      60,208,000
                                   ------------
Total                              $275,327,000
                                   ============

     As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

                                   CEDED PRINCIPAL
                                     OUTSTANDING
                                   ---------------
Reinsurer:
   Radian Reinsurance Company        $ 7,808,000
   Ace Guaranty Inc.                   6,367,000
   American Re-Insurance Company       2,231,000
   RAM Reinsurance Company             2,024,000
   Other                               4,281,000
                                     -----------
Total                                $22,711,000
                                     ===========

     The Company did not have recoverables in excess of 3% of stockholders'
     equity from any single reinsurer.

     The Company's insured gross and net principal and interest outstanding was
     $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

                                                                              33

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

16. FINANCIAL INSTRUMENTS (CONTINUED)

     FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United
     Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

                            NET PRINCIPAL
                             OUTSTANDING
                            -------------
California                   $ 32,882,000
New York                       21,265,000
Pennsylvania                   15,952,000
Florida                        15,483,000
Illinois                       13,049,000
Texas                          12,223,000
New Jersey                     10,883,000
Michigan                        8,311,000
Ohio                            6,903,000
Washington                      6,359,000
                             ------------
                              143,310,000
All other states               71,809,000
Mortgage and asset-backed      54,262,000
International                   5,946,000
                             ------------
Total                        $275,327,000
                             ============

                                                                              34

            Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

17. COMMITMENTS

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December
18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

                                       OPERATING LEASE
                                         COMMITMENT
                                           AMOUNT
                                       ---------------
Year:
   2006                                    $ 3,141
   2007                                      3,119
   2008                                      1,968
   2009                                        412
   2010                                        412
   2011 and thereafter                       1,496
                                           -------
Total minimum future rental payments       $10,548
                                           =======

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment.
Future payments associated with this lease are as follows:

                                       OPERATING LEASE
                                         COMMITMENT
                                           AMOUNT
                                       ---------------
Year ending December 31:
   2006                                    $1,570
   2007                                     1,545
   2008                                     1,391
   2009                                       265
                                           ------
Total                                       4,771
Less interest                                 509
                                           ------
Present value of minimum lease payments    $4,262
                                           ======

                                                                              35

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18. COMPREHENSIVE INCOME

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December
18, 2003 through December 31, 2003, and January 1, 2003 through December 17,
2003 are as follows:

                                                      YEAR ENDED DECEMBER 31, 2005
                                                      -----------------------------
                                                      BEFORE               NET OF
                                                       TAX                   TAX
                                                      AMOUNT       TAX     AMOUNT
                                                      --------   -------   --------

Unrealized holding losses arising during the year     $(36,050)  $12,566   $(23,484)
Less reclassification adjustment for gains realized
   in net income                                          (101)       35        (66)
                                                      --------   -------   --------
Unrealized losses on investments                       (36,151)   12,601    (23,550)
Foreign currency translation adjustment                 (8,454)    2,922     (5,532)
                                                      --------   -------   --------
Total other comprehensive loss                        $(44,605)  $15,523   $(29,082)
                                                      ========   =======   ========

                                                      YEAR ENDED DECEMBER 31, 2004
                                                      ----------------------------
                                                        BEFORE             NET OF
                                                         TAX                 TAX
                                                        AMOUNT     TAX     AMOUNT
                                                       -------   -------   ------

Unrealized holding gains arising during the year       $14,928   $(5,225)  $ 9,703
Less reclassification adjustment for gains realized
   in net income                                          (559)      196      (363)
                                                       -------   -------   -------
Unrealized gains on investments                         14,369    (5,029)    9,340
Foreign currency translation adjustment                  6,286    (2,200)    4,086
                                                       -------   -------   -------
Total other comprehensive income                       $20,655   $(7,229)  $13,426
                                                       =======   =======   =======

                                                                              36

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

18. COMPREHENSIVE INCOME (CONTINUED)

                                                      PERIOD FROM DECEMBER 18, 2003
                                                         THROUGH DECEMBER 31, 2003
                                                      -----------------------------
                                                        BEFORE             NET OF
                                                         TAX                 TAX
                                                        AMOUNT     TAX     AMOUNT
                                                        ------   -------   ------

Unrealized holding gains arising during the period      $3,168   $(1,109)  $2,059
Less reclassification adjustment for gains realized
   in net income                                            --        --       --
                                                        ------   -------   ------
Unrealized gains on investments                          3,168    (1,109)   2,059
                                                        ------   -------   ------
Total other comprehensive income                        $3,168   $(1,109)  $2,059
                                                        ======   =======   ======

                                                       PERIOD FROM JANUARY 1, 2003
                                                        THROUGH DECEMBER 17, 2003
                                                      ------------------------------
                                                      BEFORE                 NET OF
                                                       TAX                    TAX
                                                      AMOUNT       TAX       AMOUNT
                                                      --------   --------   --------

Unrealized holding gains arising during the period    $ 30,853   $(10,798)  $ 20,055
Less reclassification adjustment for gains realized
   in net income                                       (31,506)    11,027    (20,479)
Unrealized losses on investments                          (653)       229       (424)
Foreign currency translation adjustment                  6,565     (2,298)     4,267
                                                      --------   --------   --------
Total other comprehensive income                      $  5,912   $ (2,069)  $  3,843
                                                      ========   ========   ========

                                                                              37

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

                (Dollars in thousands, except per share amounts)

19. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                        THREE MONTHS ENDED
                                      ---------------------------------------------------    YEAR ENDED
                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                        2005        2005          2005           2005           2005
                                      ---------   --------   -------------   ------------   ------------

Gross premiums written                 $84,404    $131,335      $96,787        $97,676        $410,202
Net premiums written                    82,609     113,305       92,331         92,809         381,054
Net premiums earned                     52,633      61,907       54,794         55,235         224,569
Net investment income and net
   realized gains                       27,558      28,389       30,117         31,109         117,173
Other income (expense)                     426          90          402           (323)            595
Total revenues                          80,617      90,386       85,313         86,021         342,337
Losses and loss adjustment expenses     (2,611)     (3,066)      20,693          3,490          18,506
Income before taxes                     71,100      81,377       48,783         70,274         271,534
Net income                              53,306      59,992       39,407         53,721         206,426

                                                        THREE MONTHS ENDED
                                      ---------------------------------------------------    YEAR ENDED
                                      MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                        2004        2004          2004           2004           2004
                                      ---------   --------   -------------   ------------   ------------

Gross premiums written                 $56,395    $106,457      $87,869         $72,854       $323,575
Net premiums written                    53,649     105,645       87,072          67,512        313,878
Net premiums earned                     31,202      53,151       49,760          40,836        174,949
Net investment income and net
   realized gains                       24,198      22,611       24,466          26,993         98,268
Other income (expense)                     317         240          117              62            736
Total revenues                          55,717      76,002       74,343          67,891        273,953
Losses and loss adjustment expenses        664      (1,070)       6,725            (397)         5,922
Income before taxes                     48,208      64,839       56,713          55,759        225,519
Net income                              38,304      48,393       41,954          41,435        170,086

                                                                              38